Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2010 on the financial statements of Respect Your Universe, Inc. (a development stage Company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2009, the period from November 11, 2008 (inception) to December 31, 2008, and the period from November 11, 2008 (inception) to December 31, 2009, included herein on the registration statement of Respect Your Universe, Inc. on Form S-1 (amendment No. 3), and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
September 16, 2010

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants